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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Select Medical Corporation 1997 Stock Option Plan of our report dated November 18, 1998, with respect to the consolidated financial statements of American Transitional Hospitals, Inc. included in Select Medical Corporation's Registration Statement (Form S-1 No. 333-48856) and related Prospectus filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Nashville, Tennessee
April 3, 2001